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                                     EXHIBIT 99.5

                            REGISTRATION RIGHTS AGREEMENT

     THIS is a Registration Rights Agreement (the "Agreement") dated as of August __, 1998, between TUMBLEWEED, INC., a Delaware corporation (the "Company"), and TUMBLEWEED, LLC, a Kentucky limited liability company ("LLC").

                                       RECITALS

     A. The Company and LLC have entered into a merger agreement (the "Merger Agreement") pursuant to which (i) LLC will merge with and into the Company (the "Merger"), and (ii) the outstanding units of membership interest in LLC will be converted into 5,145,000 Shares of the Company's Common Stock.

     B. The Company and LLC wish to establish an orderly initial trading market for the Common Stock following the currently planned initial public offering, while providing a more liquid investment for LLC Members who receive Shares in the Merger.

     Therefore, in consideration of the mutual premises, representations, warranties, covenants and conditions set forth in this Agreement, the Company and LLC agree as follows:

                                   AGREEMENT:

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Common Stock" shall mean the Company's Common Stock, $.01 par value per share.

     "IPO" shall mean an initial public offering in which the Company sells shares of the Company's Common Stock for an aggregate offering price of not less than $7,000,000.

     "Member" shall mean an owner of Class A, Class B, Class C and/or Common membership interests in LLC.

     "Prospectus" shall mean the form of prospectus most recently filed with the Commission pursuant to Rule 424(b).

     The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.


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     "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Section 2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and the reasonable expenses of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company, and excluding all underwriting discounts and selling commissions applicable to the sale of the Shares).

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

     "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Shares and all fees and disbursements of counsel for the selling holders of Shares.

     "Shares" shall mean the shares of Common Stock to be issued to Members in the Merger and subject to registration pursuant to this Agreement; provided, however, that shares of Common Stock will no longer be treated as Shares if (A) the Member to whom the Shares are issued fails to enter into an agreement with the Company as provided in paragraph 3 of this Agreement, (B) they have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (C) they have been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon consummation of such sale, or (D) the shares are available for sale under the Securities Act (including Rule 144 thereunder), in the opinion of counsel to the Company, without compliance with the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto may be removed upon the consummation of such sale.

     2.   REGISTRATION.

          (a) AGREEMENT TO REGISTER. Subject to the conditions of this Agreement, the Company agrees to include the Shares in the Form S-1 Registration Statement to be filed with the Commission in connection with the IPO, to use its good faith efforts to cause such registration statement to become effective promptly thereafter and to sell the minimum number of shares of Common Stock to consummate the IPO, and to do all other things reasonably necessary to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky and other state securities laws in such states where the Company or its franchisees currently operate Tumbleweed restaurants to the extent feasible, and appropriate compliance with applicable regulations issued under the Securities Act) and as would permit or facilitate the sale and distribution of the Shares.

          (b) SUSPENSION OF REGISTRATION. Notwithstanding anything to the contrary contained herein, if (x) the Board determines in good faith that the registration and distribution of Shares would interfere with any proposed or pending material corporate transaction involving the Company or any of its subsidiaries, including, without limitation, an underwritten public offering of the Common Stock

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by the Company on a firm commitment basis, or would require premature disclosure thereof or would require the Company to disclose information that the Company has not otherwise made public and that the Company reasonably determines is in the best interests of the Company not to disclose at such time, and (y) the Company notifies the holders of the Shares included in the registration statement in writing a reasonable time not to exceed five (5) business days following such determination (such notice a "Blackout Notice"), the Company may elect that such registration statement not be usable for a reasonable period of time (a "Blackout Period").

          (c) UNDERWRITING. If Members holding a minimum of 50% of the Shares then outstanding agree to attempt to distribute the Shares by means of an underwriting, such Members shall so advise the Company and shall select an underwriter reasonably acceptable to the Company.

     3. AGREEMENTS WITH MEMBERS. As a condition to the Company's obligation to register the Shares to be issued in the Merger to a Member, that Member shall have entered into an agreement with the Company (a "Registration Agreement") on or before the date the Merger takes effect, which provides that Member may sell not more than 15% of the Member's Shares during the period beginning on the date on which the Company terminates its sale of shares of Common Stock in the IPO and ending nine months thereafter (the "Restricted Period"). The Registration Agreement shall also include such other terms and conditions as may be appropriate for compliance with applicable securities laws or are otherwise customary for secondary sales of securities, including the following:

          (a) Without the prior written consent of the Company, Member shall sell Shares only in accordance with the plan of distribution described under the heading "Selling Stockholders" or "Plan of Distribution" (whichever shall be applicable) in the Prospectus.

          (b) Member will deliver a Prospectus to each buyer of Shares and otherwise sell Shares in compliance with the Securities Act and the Rules and Regulations of the Commission.

          (c) Member agrees to the placement to a legend on the stock certificates representing the Member's Shares that are subject to the restriction on sales during the Restricted Period.

          (d) The Company shall bear all Registration Expenses incurred in connection with any registration, qualification or compliance of the Shares pursuant to this Agreement. All Selling Expenses incurred by a Member shall be borne by that Member. With respect to any underwritten offering of Shares, all Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

          (e) Each Member shall furnish to the Company such information regarding the distribution proposed by such Member as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration referred to in this Agreement.

          (f) The Company will keep Members advised in writing as to the status of the registration of their Shares and will use good faith efforts to keep such registration effective for a period

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ending on the earlier of the second anniversary of the date on which the
Merger takes effect or until the Members have completed the distribution of Shares described in the registration statement.

          (g) The Company will prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of Shares, and will furnish such number of prospectuses and other documents incidental thereto, including any amendment of or supplement to the prospectus, as a Member may reasonably request from time to time.

     4. INDEMNIFICATION. Each Registration Agreement shall provide for indemnification in connection with the registration and distribution of Shares substantially as follows:

          (a) The Company will indemnify the holder of Shares, each of its officers, directors and partners, and each person controlling such holder of Shares, with respect to which registration has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter, and their respective counsel against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, or other document incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company in connection with any such registration and will reimburse each such holder of Shares, each of its officers, directors and partners, and each person controlling such holder of Shares, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses as they are reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section 6(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or expense that arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such holder of Shares or underwriter. The foregoing indemnity agreement is further subject to the condition that insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in a prospectus, such indemnity agreement shall not inure to the benefit of the foregoing indemnified parties if copies of a supplemental prospectus correcting the misstatement, or alleged misstatement, omission or alleged omission upon which such loss, liability, claim or damage is based is timely delivered to such indemnified party and a copy thereof was not furnished to the person asserting the loss, liability, claim or damage.

          (b) The holder or any transferee of the Shares, severally and not jointly, will indemnify the Company, each of its directors and officers, each other holder of Shares and each person who controls the Company or holder of Shares within the meaning of the Securities Act and the rules and regulations thereunder, and each underwriter, if any, and each person who controls any underwriter, and their respective counsel against all claims, losses, damages and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document incident to any such registration or based upon any omission (or alleged omission) to state

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therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation of the Securities Act or any rule or regulation thereunder applicable to the Company and will reimburse the Company, any other holder of Shares and their respective directors, officers, partners, persons, underwriters or control persons for any legal or any other expense reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, and only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) relating to such holder is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by LLC and stated to be specifically for use therein; provided, however, that the obligations of LLC shall be limited to an amount equal to the proceeds to LLC and provided further that such indemnification obligations shall not apply if the Company modifies or changes to a material extent the written information furnished by LLC.

          (c) Each party entitled to indemnification under this Section 5 (an "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such Indemnified Party's expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

          (d)  If for any reason the indemnification provided for in this section is unavailable to an Indemnified Party or is insufficient to hold it harmless as contemplated by this Agreement, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnified Party and the Indemnifying Party, but also the relative fault of the Indemnified Party and the Indemnifying Party, as well as any other relevant equitable considerations.

     5. TERMINATION. This Agreement shall terminate at the earlier of (i) the SECOND anniversary of the date on which the Merger takes effect, (ii) the date the Members have completed the distribution of Shares described in the registration statement, and (iii) the termination of the Merger Agreement; provided, however, that the provisions of Section 4 shall survive the termination of this Agreement.

     6.   MISCELLANEOUS.

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          (a)  GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to conflict of laws principles.

          (b) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          (c) ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof.

          (d) NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or delivered by hand or by messenger or courier delivery service, addressed (a) if to LLC, 1800 Mellwood Avenue, Louisville, Kentucky 40206, or at such address as LLC shall have furnished to the Company in writing, or (b) if to the Company, at 1800 Mellwood Avenue, Louisville, Kentucky 40206, or at such other address as the Company shall have furnished to LLC in writing.

     This Registration Rights Agreement is hereby executed as of the date set forth in the preamble hereto.

                              TUMBLEWEED, INC.


                              By:
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                                   John A. Butorac, Jr.
                                   President and Chief Executive Officer


                              TUMBLEWEED, LLC


                              By:
                                 ----------------------------------------
                              Name:
                                   ----------------------------------------
                              Title:
                                    ----------------------------------------


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